UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 19, 2010

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

San Dimas, California, November 24, 2010…. American States Water Company (NYSE:AWR) announced that on November 19, 2010, the California Public Utilities Commission (“CPUC”) issued a final decision providing approval for rate increases in the Regions II and III water customer service areas of its Golden State Water Company (“GSWC”) subsidiary and to recover general office expenses.  The new rates will be retroactive to January 1, 2010.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

On November 20, 2010, a state of emergency was declared related to the water supply in GSWC’s Barstow customer service area serving approximately 8,900 customers.  One of the company’s wells in service in the service area showed perchlorate levels above the maximum contaminant level.  The contaminated well was shut down and the distribution system was flushed to remove contaminants in the water pipes.  GSWC provided customers with bottled water during the Do Not Drink Water Advisory period.  The alert was lifted during the evening of November 23, 2010 to all of GSWC's Barstow area customers, with the single exception being The Veterans Home of California in Barstow.  The incremental costs associated with the remediation and clean-up efforts are being tracked in a memorandum account and GSWC expects to receive authorization to recover these costs from the CPUC subject to prudency review.

This Form 8-K and the attached exhibit are filed with the Securities and Exchange Commission.

Section 9 – Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release: American States Water Company Announces CPUC Decision Approving Rate Increases at GSWC’s Region II and Region III Water Customer Service Areas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:

Date: November 24, 2010	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:

Date: November 24, 2010	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer and Secretary